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                                                                  Exhibit 15(c)

          THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES


                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS:


        That I, WILLIAM R. HOGAN of Farmington, Connecticut, a Director of The Travelers Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form N-4 or other appropriate form under the Securities Act of 1933 and the Investment Company Act of 1940 for The Travelers Separate Account Five for Variable Annuities, a separate account of the Company dedicated specifically to the funding of variable annuity contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

        IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of March, 2001.


                                /s/William R. Hogan
                                Director
                                The Travelers Insurance Company